Exhibit 99.1

FINANCIAL CONTACT: John W. Hohener Vice President and CFO Tel: (949) 221-7100 INVESTORS: Robert C. Adams Vice President of Corporate Development Tel: (949) 221-7100

Microsemi Corporation To Acquire

White Electronic Designs Corporation

•	Brings additional analog/mixed signal product offering

•	Extends Microsemi’s product offerings with system level integrated solutions

•	Adds Anti Tamper capability with chip level solutions to growing market

•	Delivers immediate EPS accretion

IRVINE, Calif. and PHOENIX, Ariz. — March 30, 2010 (GlobeNewswire) — Microsemi Corporation (Nasdaq: MSCC), a leading manufacturer of high performance analog mixed-signal integrated circuits and high reliability semiconductors, announced today that it has entered into a definitive agreement to acquire White Electronic Designs Corporation (Nasdaq:WEDC) through a cash tender offer at $7.00 per share for a net transaction value of approximately $100 million, net of White Electronic’s projected cash balance at closing.

White Electronic is a leader in design, assembly, and test integration. They have extensive offerings and experience in Multi-Chip-On-Board solutions that are integrated into Defense and Aerospace applications. Their technology integrates surface mount technologies, microelectronics, and Anti Tamper technologies into one solution. Their market focus is where size, weight, and performance create a market advantage. A significant area of market expansion where they have developed unique technology is in the Anti Tamper market. This market is expanding rapidly as every major weapon system now requires this feature.

Anti Tamper technology enables key product offerings in the GPS receiver market for munitions programs such as the accelerated precision mortar initiative (APMI) and the Precision Guided Kit (PGK). These programs meet the urgent operational requirements of the U.S. military in Afghanistan that have highlighted the importance of pinpointing targets using GPS precision-guided munitions. GPS-enabled precision dramatically reduces the 136 meters circular error probable (CEP) of conventional mortars to about 10 meters. Improving the accuracy of mortars and other battery munitions is an important growth opportunity, not only because it reduces unfortunate collateral damage but it also greatly decreases wasteful spending on ordinances which land off target.

“The combination of Microsemi’s and White Electronic’s product portfolios further extends Microsemi’s integrated solution offering in the Defense and Aerospace markets with superior technology and capability,” said James J. Peterson, President and Chief Executive Officer of Microsemi Corporation. “White Electronic’s chip level hardware solutions delay or obfuscate chip level attacks and mitigate reverse engineering and IP theft. This Anti Tamper capability is greatly needed today in protecting DoD-critical technologies, and especially helpful in enabling foreign military sales.”

“The acquisition of White Electronic by Microsemi is designed to deliver excellent value to our shareholders while providing an enhanced platform from which our customers can benefit,” said Brian R. Kahn, White Electronic’s Chairman. “As such, our board of directors unanimously approved this transaction.”

Under the terms of the agreement, Microsemi will commence a cash tender offer to acquire White Electronic’s outstanding shares of common stock at $7.00 per share, net to each holder in cash. Upon satisfaction of the conditions to the tender offer and after such time as all shares tendered in the tender offer are accepted for payment, the agreement provides for the parties to effect, subject to customary closing conditions, a merger to be completed following completion of the tender offer which would result in all shares not tendered in the tender offer being converted into the right to receive $7.00 per share in cash. The transaction is subject to customary closing conditions, including the tender of a majority of the outstanding shares of White Electronic’s common stock on a modified fully diluted basis and regulatory approvals, and is expected to close in Microsemi’s fiscal third quarter, ended June 27, 2010. No approval of the shareholders of Microsemi is required in connection with the proposed transaction. Terms of the agreement were unanimously approved by the boards of directors of both Microsemi and White Electronic.

Microsemi will finance the acquisition using its cash on hand and there will be no acquisition debt incurred in connection with the transaction.

Microsemi expects that there will be significant cost synergies from the transaction and that Microsemi can drive gross profit levels to its own corporate target as Microsemi exits lower margin business, drives a richer product mix, and realizes operational and other cost synergies by Microsemi’s fourth fiscal quarter, ended October 3, 2010. Based on current assumptions, Microsemi further expects the acquisition to be $0.08 to $0.12 accretive in its full fiscal year 2011.

Microsemi will further discuss this acquisition and provide general business updates on its second quarter results conference call on April 22, 2010.

Needham and Company, LLC is acting as financial advisor to Microsemi and O’Melveny & Myers, LLP is acting as legal advisor to Microsemi. Thomas Weisel Partners provided a fairness opinion to Microsemi. Jefferies & Company, Inc. is acting as financial advisor to White Electronic and Wilson Sonsini Goodrich & Rosati, PC is acting as legal advisor to White Electronic.

About Microsemi Corporation

Microsemi Corporation, with corporate headquarters in Irvine, California, is a leading designer, manufacturer and marketer of high performance analog and mixed-signal integrated circuits, high reliability semiconductors and RF subsystems. The company’s semiconductors manage and control or regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi’s products include individual components as well as integrated circuit solutions that enhance customer designs by improving performance and reliability, battery optimization, reducing size or protecting circuits. The principal markets the company serves include implanted medical, defense/aerospace and satellite, notebook computers, monitors and LCD TVs, automotive and mobile connectivity applications. More information may be obtained by contacting the company directly or by visiting its website at http://www.microsemi.com.

About White Electronic Designs Corporation

White Electronic delivers sophisticated multi-chip semiconductor packages, high-efficiency memory devices, and build-to-print electromechanical assemblies for defense and aerospace applications. The ability to address the unique size, performance and quality requirements for technology creators in the defense and aerospace market has established White Electronic as a customer-focused solutions provider. Capabilities include design, manufacturing and obsolescence management for advanced defense electronics solutions, including die stacking and secure microelectronics, as well as complex circuit card assembly services. White Electronic is headquartered in Phoenix, Arizona.

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This release contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The reader is cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of Microsemi and White. The forward-looking statements in this release address a variety of subjects including, for example, the expected date of closing of the acquisition and the potential benefits of the merger, including the potentially accretive benefits. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that White Electronic’s business will not be successfully integrated with Microsemi’s business, including product mix and acceptance, gross margins and operational and other cost synergies, costs associated with the merger; the unsuccessful completion of the tender offer; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; increased competition and technological changes in the industries in which Microsemi and White Electronic compete; and other events that could negatively impact the completion of the transaction, including industry, economic or political conditions outside of our control. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Notice to Investors

The tender offer for the outstanding shares of common stock of White Electronic has not yet commenced. This press release is for informational purposes only and no statement in this press release is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Microsemi Corporation and a wholly-owned subsidiary of Microsemi Corporation will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and White Electronic will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Such materials will be made available to White Electronic’s shareholders at no expense to them. In addition, such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s Web site: www.sec.gov.